EXHIBIT 99.1
                                                                    ------------

Independent Auditors' Report on Schedule II


Board of Directors
Signature Eyewear, Inc. and Subsidiary

In connection with our audit of the consolidated financial statements of Signature Eyewear, Inc. and Subsidiary referred to in our report dated April 5, 2002 (except for Notes 6 and 7, which are as of July 8, 2002, and Note 9, which is as of July 30, 2002), which is included in this Form 10-K, we have also audited Schedule II as of and for the years ended October 31, 2001, 2000 and 1999. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.


/s/ Altschuler, Melvoin and Glasser LLP


Los Angeles, California
April 5, 2002





                     SIGNATURE EYEWEAR, INC. AND SUBSIDIARY

                 Schedule II - Valuation and Qualifying Accounts
                         October 31, 2001, 2000 and 1999

                                        Balance at    Charged to
                                         Beginning     Costs and                  Balance at
                                          of Year      Expenses     Deductions    End of Year
                                        ----------    ----------    ----------    ----------

Year ended October 31, 2001
    Allowances deducted from
    related balance sheet accounts
       Accounts receivable              $  314,839    $  434,090    $  174,833    $  574,096
       Inventories                         511,004     2,973,202     1,034,206     2,450,000
       Deferred taxes                    3,247,000     5,037,000            --     8,284,000
       Returns                             285,000        22,500            --       307,500

Year ended October 31, 2000
    Allowances deducted from
    related balance sheet accounts
       Accounts receivable              $  198,363    $  264,835    $  148,359    $  314,839
       Inventories                          73,368       437,636            --       511,004
       Deferred taxes                           --     3,247,000            --     3,247,000
       Returns                                  --       285,000            --       285,000

Year ended October 31, 1999
    Allowances deducted from
    related balance sheet accounts
       Accounts receivable              $   71,468    $  126,895    $       --    $  198,363
       Inventories                              --        73,368            --        73,368